SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          KNIGHT TRANSPORTATION, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                         NOTICE AND PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS OF
                           KNIGHT TRANSPORTATION, INC.
                           TO BE HELD ON MAY 10, 2000

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of KNIGHT TRANSPORTATION, INC. (the "Company") to be held at 10:00 A.M., Phoenix time, on May 10, 2000, at The Wigwam Resort Hotel, 300 East Wigwam Boulevard, Litchfield Park, Arizona 85340. The purpose of the Annual Meeting is to:

     1. Approve an amendment to the Company's Articles of Incorporation to divide the Board of Directors of the Company into classes and to elect Directors by class;

     2. Elect eight (8) directors in two classes of four each, with one class to serve for a term of one year and one class to serve for a term of two years;

     3. Approve and ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 2000; and

     4. Transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 31, 2000, as the Record Date for determining those shareholders who are entitled to receive notice of and vote at the Annual Meeting or any adjournment of that meeting. Shares of Common stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1999 Annual Report to Shareholders, which includes audited consolidated financial statements, is enclosed.

     YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                    By Order of the Board of Directors,

                                    /s/ Clark A. Jenkins

                                    Clark A. Jenkins,
                                    Secretary

Phoenix, Arizona
April 6, 2000

                           KNIGHT TRANSPORTATION, INC.
                             5601 WEST BUCKEYE ROAD
                             PHOENIX, ARIZONA 85043

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies from the Shareholders of Knight Transportation, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 10, 2000. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to this solicitation will be voted FOR the amendment of the Company's Articles of Incorporation, FOR the Nominees named below in the election of Directors, and FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 2000. The Proxy Information Statement, proxy card, and the Company's Annual Report on Form 10-K was first mailed on or about April 6, 2000, to shareholders of record at the close of business on March 31, 2000 (the "Record Date").

     Returning your Proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. Shareholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to the Secretary of the Company at the address of the Company, by executing a subsequent proxy and presenting it to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

     The Company will bear the cost of solicitation of proxies, which will be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding common stock of the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services.

                          VOTING SECURITIES OUTSTANDING

     As of March 27, 2000, there were 14,641,049 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), issued and outstanding. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting, either in person or by valid proxy. Ballots cast at the Annual Meeting will be counted by the Inspector of Elections and the results of all ballots cast will be announced at the Annual Meeting.

     Except in the election of directors, shareholders are entitled to one (1) vote for each share held of record on each matter of business to be considered at the Annual Meeting. In the election of directors, cumulative voting is required by law. See "REQUIRED MAJORITY," below. Abstentions will not be counted in voting on any proposal. A broker non-vote is not counted for purposes of approving matters to be acted upon at the Annual Meeting. A broker non-vote occurs when a nominee holding voting shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

     The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Independent Public Accountants' Report and other information included in the Company's 1999 Annual Report to Shareholders that was mailed on or about April 6, 2000, with this Notice of Annual Meeting and Information Statement, to all shareholders of record as of the Record Date.

                      REQUIRED MAJORITY, CUMULATIVE VOTING

     Under the Constitution of the State of Arizona, each holder of Common Stock has cumulative voting rights in electing directors of the Company. Under cumulative voting, each shareholder, when electing directors, has the right to cast as many votes in the aggregate as he has voting shares multiplied by the number of directors to be elected. For example, if a shareholder has 100 shares and four directors are to be elected, the shareholder may cast 400 votes. Each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate or may distribute such votes among two or more candidates for director. The nominees for director who receive the most votes will be elected. If Proposal Number One is adopted by the shareholders and the Board of Directors is divided into two separate classes of directors, under cumulative voting rights provided by the Constitution of the State of Arizona, each shareholder, when electing a class of directors, has the right to cast as many votes in the aggregate as he has voting shares multiplied by the number of directors to be elected in that class of directors. For example, if Proposal Number One is adopted by the shareholders and if a shareholder has 100 shares and four directors are to be elected as Class II Directors, the shareholder may cast 400 votes. Other matters submitted to shareholders for consideration and action at the Annual Meeting must be approved by a simple majority vote of those shares present in person or by proxy.

                               PROPOSAL NUMBER ONE

     Proposal Number One recommends an amendment to the Company's Articles of Incorporation that would divide the Board into two separate classes of directors to allow for staggered terms of office. The Company's Articles of Incorporation currently provide that all members will be elected to the Board annually for a one-year term. The summary of Proposal Number One contained in this Proxy Statement is qualified in its entirety by the description of the proposed amendments to Articles of Incorporation set forth in Appendix A.

     The Arizona Business Corporation Act provides that the Company's articles of incorporation may permit the directors to be divided into classes provided that there are at least three directors in each class. The Company's current Articles of Incorporation do not contain any provisions dividing directors into classes. The amendment to the Articles of Incorporation contained in Proposal Number One initially provides for the two classes of directors, with each class to be as nearly equal in number as reasonably possible. Upon their initial election, the Class I Directors will hold office for a term expiring at the 2001 Annual Meeting of shareholders; and the Class II Directors will hold office for a term expiring at the 2002 Annual Meeting of shareholders. Commencing with the 2001 Annual Meeting, shareholders will elect only one class of directors each year, with each director so elected to hold office for a term expiring on the second Annual Meeting of shareholders following his election. The same procedure would be repeated each year, with the result that approximately one-half of the whole Board of Directors would be elected in each year, until such time as the Board is comprised of nine (9) or more directors. The proposed amendment to the Company's Articles of Incorporation also requires that when the number of directors equals nine (9) or more, the Board to be divided into three separate classes of directors at the next annual meeting of shareholders. At that meeting, shareholders will elect three classes of directors. The Board will designate the directors to be in each class. Class I directors will be elected for a one year term; Class II directors will be elected for a two year term; and Class III directors will be elected for a three year term. As the term of each class of directors expires that class will be elected for a three year term, so that each year a class of directors will stand for election for a three year term. Cumulative voting will apply in the election of directors. Under Proposal Number One, the Board of Directors has the right to designate the directors assigned to each class.

     The purpose of the amendment to the Articles of Incorporation is to encourage potential acquirers of the Company to deal directly with the Board of Directors by making it difficult to replace the entire Board of Directors at any one annual meeting. The Board of Directors believes that, in certain situations, a hostile `third party could acquire a block of the Company's stock and try to gain control of the Company or attempt to realize a return on its investment (e.g., through a "greenmail" transaction) without purchasing the remainder of the Company's stock through a tender offer or through other means of acquisition. Such a purchaser might attempt to force the Company to accept a merger or restructuring or accept another proposal by launching a proxy contest to unseat the Company's Board of Directors. Following a substantial accumulation of the Company's stock , a hostile purchaser could seek representation on the Company's Board of Directors to increase the likelihood that its proposal would be adopted by the Board. By staggering the terms of the Directors, the proposed amendment would prevent any hostile shareholder from gaining control of the Board of Directors in any one election of the Directors. Consequently, it would take a shareholder interested in obtaining control of the Board of Directors, at least two elections to do so.

     The Board of Directors believes that, if the amendments contained in Proposal Number One are approved by shareholders, a potential hostile purchaser will be forced to negotiate directly with the Board of Directors, and that the Board of Directors will be in a better position to negotiate effectively with that person and will more likely have the time and information necessary to evaluate properly the merits of the proposal.

     The Board of Directors also believes that Proposal Number One will provide the Board a greater opportunity to protect shareholders' interests and to assure continuity in the affairs and business strategies of the Company.

     Proposal Number One may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult.

     The Company's Articles of Incorporation currently provide that until May 2002, the consent of sixty seven percent (67%) majority of the Company's shareholders is required to approve any offer to purchase substantially all of the Company's assets or any plan of merger or consolidation pursuant to which the outstanding common stock of the Company is converted into cash or other consideration. This provision, which expires in May 2002, is an anti-takeover measure that makes change of the control of the Company more difficult. The
Board of Directors believes that Proposal Number One will supplement the protections provided by the current "Super Majority" shareholder approval required by the Articles of Incorporation for a merger or sale of substantial all the Company's assets.

     Messrs. Randy Knight, Kevin P. Knight, Gary J. Knight and Keith T. Knight, who collectively have voting power over approximately 55% of the Company's issued and outstanding shares of Common Stock, have indicated that they will vote their shares for Proposal Number One.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER ONE TO AMEND THE ARTICLES OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS.

                               PROPOSAL NUMBER TWO

                              ELECTION OF DIRECTORS

     Subject to the adoption by the shareholders of the amendment to the Company's Articles of Incorporation contained in Proposal Number One, the Board of Directors has set the number of directors at eight and has nominated eight persons for election to the Board with four directors to be Class I Directors and four directors to be Class II Directors. Each of the nominees of management of the Company for Director is currently a director of the Company whose current term expires at the May, 2000 Annual Meeting.

     At the 2000 Annual Meeting of shareholders, assuming the shareholders approve the amendments contained in Proposal Number One, the Class I nominees will be elected to hold office effective upon the filing of the amendment to the Articles of Incorporation of the Company reflecting Proposal Number One with the Arizona Corporation Commission until the 2001 Annual Meeting of shareholders; the Class II nominees will be elected to hold office effective upon the filing of the Articles of Amendment with the Arizona Corporation Commission until the 2002 Annual Meeting of shareholders. (See Proposal Number One, above, for a description of procedures when the Board of Directors consists of nine (9) or more directors).


     If the amendments contained in Proposal Number One are not adopted by the shareholders, all eight director nominees will be elected to hold office until the 2001 Annual Meeting of shareholders.


                              NOMINEES FOR DIRECTOR


        CLASS I DIRECTORS                         CLASS II DIRECTORS
     (One-Year Initial Term)                    (Two-Year Initial Term)
     -----------------------                    -----------------------

        Clark Jenkins                               Donald A. Bliss

        Keith Knight                                Kevin Knight

        L. Randy Knight                             Gary Knight

        Mark Scudder                                G.D. Madden


     Messrs. Randy Knight, Kevin P. Knight, Gary J. Knight, and Keith T. Knight, who collectively have voting power over approximately 55% of the issued and outstanding shares of the Company's Common Stock, have indicated that they will vote their shares for the election of all director nominees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD OF DIRECTOR NOMINEES.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     On July 31, 1999, Mr. Randy Knight retired as an officer of the Company and as the Vice Chairman of the Board. Mr. Randy Knight will continue to serve as a Director of the Company, if elected. The duties of Chairman of the Board were assumed by Mr. Kevin Knight, the Company's Chief Executive Officer. On November 10, 1999, Mr. Mark Scudder was elected by the Board of Directors to fill a vacancy on the Board. Mr. Scudder replaced Mr. Keith L. Turley, who resigned from the Board in November 1999, for health reasons and passed away, in January 2000.

     Information concerning the names, ages, positions, terms and business experience of the Company's current directors and nominees for director is set forth below.

            NAME              AGE   POSITION AND OFFICES HELD
            ----              ---   -------------------------

     Donald A. Bliss(1) (3)   67    Director
     Clark A. Jenkins         42    Executive Vice President-Finance,
                                    Chief Financial Officer, Secretary, Director
     Gary J. Knight(2)        48    President, Director
     Keith T. Knight(2)       45    Executive Vice President, Director
     Kevin P. Knight(1) (2)   43    Chairman of the Board, Chief Executive
                                    Officer, Director
     Randy Knight(2)          51    Director
     G.D. Madden (1)          60    Director
     Mark Scudder (3)         37    Director

----------
Executive officers of the Company serve at the will of the Board of Directors.

(1)  Member of the Audit Committee.

(2) Randy Knight and Gary J. Knight are brothers and are cousins of Kevin P. Knight and Keith T. Knight, who are also brothers.

(3)  Member of the Compensation Committee.

BIOGRAPHICAL INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     DONALD A. BLISS was elected to the Board of Directors of the Company in February 1995. Until December 1994, Mr. Bliss was Vice President and Chief Executive Officer of U.S. West Communications, a U.S. West company. Mr. Bliss has also been a Director of Bank of America Arizona since 1988 and was a Director of U.S. West Communications from 1987 to 1994. Mr. Bliss has been a Director of Continental General since 1990 and a Director of Western-Southern Insurance Company since April 1, 1998.

     CLARK JENKINS joined the Company in 1990 and has served as the Company's Secretary and Chief Financial Officer and a director since 1991. In March 1998, Mr. Jenkins was appointed Executive Vice President-Finance for the Company. From 1986 to 1990, Mr. Jenkins was employed by Swift Transportation Co., Inc. ("Swift"), a long haul trucking company, as a Vice President of Finance. Prior to his employment with Swift, Mr. Jenkins was employed as an accounting manager by Flying J. Inc., a fully integrated oil and gas company.

     GARY J. KNIGHT has served as the Company's President since 1993, and has been an officer and director of the Company since 1990. From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President.

     KEITH T. KNIGHT has served as the Company's Executive Vice President since 1993, and has been an officer and director of the Company since 1990. From 1977 until 1990, Mr. Knight was employed by Swift, where he was a Vice President and manager of Swift's Los Angeles terminal.

     KEVIN P. KNIGHT has served as the Company's Chairman of the Board since May 1999, has served as the Company's Chief Executive Officer since 1993, and has been an officer and director of the Company since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President and President of Cooper Motor Lines, Inc., a Swift subsidiary.

     RANDY KNIGHT has been a director of the Company since its inception in 1989 and is presently a consultant to the Company. Mr. Knight had served as an officer of the Company since its inception in 1989 and he resigned as an officer and Vice Chairman of the Board of Directors on July 31, 1999. Mr. Knight served as Chairman of the Board from 1993 to July 1999. Mr. Knight currently serves as a consultant to the Company. From 1985 to the present, Mr. Knight owns a 50%
interest  in  and  serves  as  Chairman  of  Total  Warehousing,   Inc.  ("Total
Warehousing"), a commercial warehousing and local transportation business located in Phoenix, Arizona. Mr. Knight was employed by Swift or related companies from 1969 to 1985, where he was a Vice President and shareholder.

     G.D. MADDEN has served as a director of the Company since January 1997. Since 1996, Mr. Madden has been President of Madden Partners, a consulting firm he founded, which specializes in transportation technology and strategic issues. Prior to founding Madden Partners, he was President and CEO of Innovative Computing Corporation, a subsidiary of Westinghouse Electric Corporation. Mr. Madden founded Innovative Computing Corporation (ICC) as a privately held company, which grew to be the largest supplier of fully integrated management information systems to the trucking industry. Mr. Madden sold ICC to Westinghouse in 1990 and continued to serve as its President and CEO until 1996.

     MARK SCUDDER was elected to the Board of Directors of the Company on November 10, 1999. Mr. Scudder is a principal of Scudder Law Firm, P.C. Lincoln, Nebraska and has been involved in the private practice of law since 1988. Mr. Scudder is a member of the board of directors of Covenant Transportation, a publicly held company, and of UMB Bank Nebraska, N.A., a banking subsidiary of UMB Financial Corporation, a publicly traded, multi-bank holding company.

MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

     BOARD OF DIRECTORS. During the year ended December 31, 1999, the Board of Directors of the Company met on six occasions. Each of the directors attended 75% or more of the meetings of the Board of Directors and the meetings held by all of the committees of the Board on which he served.

     Directors who are not 10% shareholders or employees of the Company ("Independent Directors") receive annual compensation of $5,000, plus a fee of $500 for attendance at each meeting of the Board of Directors, and a fee of $250 for committee meetings. Independent Directors appointed to the Board of Directors also receive an automatic grant of a non-qualified stock option ("NSO") for a number of shares of Common Stock to be designated by the Board of not fewer than 2,500 nor more than 5,000 shares. The exercise price of a NSO is 85% of the fair market value of the Company's stock as of the date of grant. The option is forfeitable if a director resigns one year after election as a director. The Board of Directors has granted Donald A. Bliss, G.D. Madden, and Mark Scudder, an NSO for 2,500 shares of the Company's Common Stock at original exercise prices of $13.18, and $20.19, and $11.75 respectively.(1) Members of the Board of Directors also have the option to accept shares of the Company's Common Stock in lieu of director's fees. If this option is elected, the Company issues Common Stock on February 15 and August 15 of each year in payment of accrued director's fees for the preceding six month periods ending June 30 and December 31, respectively, at the closing market price for such shares as of the trading day prior to issuance.

     Mr. Randy Knight, who is a director of the Company, also serves as a consultant to the Company and receives $50,000 per year for his consulting services. The consulting agreement with Mr. Knight is terminable at the election of either party.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors was created in November 1994, and for 1999 was composed of Donald A. Bliss and G.D. Madden. Mr. Bliss served as chairman of the Committee for 1999. The Compensation Committee met once during 1999. The Compensation Committee reviews all aspects of compensation of executive officers of the Company and makes recommendations on such matters to the full Board of Directors. The Report of the Compensation Committee for 1999 is set forth below. The Compensation Committee is composed entirely of Independent Directors who are not officers, employees or 10% or greater shareholders of the Company. Only Independent Directors are eligible to serve on the Compensation Committee. Effective as of February 9, 2000, Mr. G.D. Madden resigned as a member of the Compensation Committee and was elected a member of the Audit Committee. As of the same date, Mr. Mark Scudder resigned as a member of the Audit Committee and was elected as a member of the Compensation Committee.

     AUDIT COMMITTEE. Until November 1999, the Audit Committee was composed of Donald A. Bliss and Mr. Keith Turley. Mr. Mark Scudder replaced Mr. Turley as a member of the Audit Committee in November 1999, when Mr. Keith Turley resigned from the Audit Committee for health reasons. In February 2000, Mr. Scudder resigned from the Audit Committee to join the Compensation Committee and Mr. Madden was elected to the Audit Committee as Mr. Scudder's replacement. Mr. Bliss served as chairman of the Audit Committee. The Audit Committee met three times during 1999. The Audit Committee makes recommendations to the Board of Directors concerning the selection of independent public accountants, reviews the financial reports, earnings records, reports filed with the Securities and Exchange Commission and consolidated financial statements and internal controls of the Company, and considers such other matters in relation to the external and internal audit and the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. The Audit Committee also reviews proposals for major transactions. A majority of the members of the Audit Committee are independent directors, as defined in the NASDAQ Stock Market's Listing Rule 4200. Since 1994, the Audit Committee has been operated pursuant to a written charter detailing its duties. The Company anticipates that an additional Independent Director will be added to the Audit Committee during 2000 in order to comply with the NASDAQ Stock Market Listing Rules.

     OTHER COMMITTEES. The Company does not maintain a standing nominating committee or other committee performing a similar function.

----------
(1) The number of shares and exercise price of the NSO granted to Mr. Bliss and Mr. Madden has been adjusted to reflect the Company's three for two stock split, effectuated as a stock dividend on May 18, 1998. Mr. Bliss exercised his NSO for 3,750 shares on September 1, 1999, at a per share exercise price of $8.7834 (which price was adjusted to reflect the May 18, 1998, three for two stock split).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers Automated Quotation System ("NASDAQ") reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the 1999 fiscal year, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table which follows sets forth information concerning compensation for the fiscal years ended December 31, 1999, 1998, and 1997 awarded to, earned by, or paid to the Chief Executive Officer of the Company and the Company's five most highly compensated executive officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                             -----------------------------------   ----------------------------------------------------
                                                                           AWARDS                    PAYOUTS
                                                                   --------------------   -----------------------------
                                                                   RESTRICTED
      NAME AND                                      OTHER ANNUAL     STOCK      OPTIONS/    LTIP          ALL OTHER
 PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)  COMPENSATION($) AWARD(S)($)   SARS(#)  PAYOUTS($)  COMPENSATION($)(1)
 ------------------   ----   ---------   --------  --------------- -----------   -------  ----------  ------------------
Kevin P. Knight,      1999     250,000       0           0             0            0          0           2,220
Chairman, Chief       1998     252,229       0           0             0            0          0           2,300
Executive Officer     1997     250,000       0           0             0            0          0           2,225

Randy Knight,         1999    150,000(2)     0                                                             3,019
Vice Chairman         1998     252,229       0           0             0            0          0           2,940
                      1997     250,000       0           0             0            0          0           3,805

Gary J. Knight,
President             1999     250,000       0           0             0            0          0           2,840
                      1998     252,229       0           0             0            0          0           2,540
                      1997     250,000       0           0             0            0          0           3,165


Keith T. Knight,      1999     250,000       0           0             0            0          0           2,460
Executive Vice        1998     252,229       0           0             0            0          0           2,300
President             1997     250,000       0           0             0            0          0           2,615

Clark A. Jenkins,     1999     115,000     45,000        0             0          3,000        0            625
Executive Vice        1998     115,000     20,000        0             0            0          0            625
President-Finance     1997     100,000     17,500        0             0          7,500        0            625
Chief Financial
Officer, Secretary

Bruce Beck, Jr.,      1999     150,000     15,000        0             0          8,750        0            625
Vice President        1998     132,956       0           0             0            0          0             0
                      1997      55,385       0           0             0          3,750        0             0

----------
(1) In 1999, 1998 and 1997, compensation included in the category of "All Other Compensation" for each of the Named Executive Officers included Company contributions in the amount of $625, for each year, to the Knight Transportation, Inc. 401(k) Plan. The balance of compensation included in "All Other Compensation" represents the annual economic benefit derived from a $2,000,000 split-dollar life insurance policy maintained for each of the Knights during 1999, which will be refunded to the Company upon termination of the policy.

(2) Randy Knight retired as an officer and Vice Chairman of the Company on July 31, 1999. Mr. Knight presently acts as a consultant to the Company for which he receives a fee of $50,000 per year.

     The following table sets forth stock options granted to Named Executive Officers in 1999.


          OPTION GRANTS TO NAMED EXECUTIVE OFFICERS IN 1999 FISCAL YEAR
                 INDIVIDUAL GRANTS POTENTIAL REALIZABLE VALUE AT

                                    INDIVIDUAL GRANTS

                                                                            POTENTIAL REALIZABLE VALUE
                                     PERCENT OF                             AT ASSUMED ANNUAL RATES OF
                    NUMBER OF       TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                SECURITIES UNDER-    GRANTED TO    EXERCISE OR                   FOR OPTION TERM
                  LYING OPTIONS     EMPLOYEES IN   BASE PRICE   EXPIRATION  --------------------------
  NAME             GRANTED (#)          1999         ($/SH)        DATE     5% ($)             10% ($)
  ----             -----------          ----         ------        ----     ------             -------
Clark A. Jenkins     3,000               2%           17.00       3/22/09   $32,370           $ 82,050
Bruce Beck           8,750               5%           17.00       3/22/09   $94,412           $239,312

     Except as set forth above, no stock appreciation rights (SARs) or options were granted during the 1999 fiscal year to any of the Named Executive Officers.

     The following table sets forth the information with respect to the exercise of stock options during the fiscal year ended December 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND OPTION VALUES AS OF DECEMBER 31, 1998

                                                       NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                                                    OPTIONS AT FISCAL YEAR END          IN-THE-MONEY OPTIONS AT
                      SHARES                                12/31/99(#)                 1999 FISCAL YEAR END ($)
                   ACQUIRED ON       VALUE       --------------------------------  --------------------------------
      NAME         EXERCISE (#)   REALIZED ($)   EXERCISABLE  UNEXERCISABLE(2,3)   EXERCISABLE   UNEXERCISABLE(2,4)
      ----         ------------   ------------   -----------  -----------------    -----------   ------------------
Clark A. Jenkins(1)    1000         $15,500        50,128          11,998           $422,555          $60,827

----------
(1) None of the other Named Executive Officers (Randy Knight, Kevin P. Knight, Gary J. Knight, and Keith T. Knight) held any options during fiscal year 1999.
(2) All options have been adjusted to reflect the effect of the Company's three-for-two stock split, effected as a stock dividend on May 18, 1998.
(3) Mr. Jenkins was granted an option for 52,500 shares in October 1994, at an exercise price of $8.00 per share; an option for 7,500 shares on January 2, 1996, at an exercise price of $9.17 per share; an option for 3,000 shares on January 2, 1997, at an exercise price of $12.67 per share; an option for 4,500 shares on December 18, 1997 at an exercise price of $15.50 per share and an option for 3,000 shares on March 22, 1999, at an exercise price of $17.00 per share. The 1994 option for 52,500 shares is currently exercisable. With respect to the 1996 option for 7,500 shares, 5,000 shares are currently exercisable and 2,500 shares are exercisable in January 2001. With respect to Mr. Jenkins' January 1997 option for 3,000 shares, 1,000 shares are currently exercisable and an additional one-third becomes exercisable in January of 2001 and January 2002. With respect to Mr. Jenkins' December 1997 option for 4,500 shares, one-third becomes exercisable in December 2000, and an additional one-third in December of each subsequent year. With respect to Mr. Jenkins' March 1999 option for 3,000 shares, one-third becomes exercisable in March 2002 and an additional one-third in March of each subsequent year. Pursuant to the terms of the Company's Stock Option Plan, the exercise price for the stock options granted Mr. Jenkins was adjusted (not re-priced) as a result of the Company's May 1998 stock dividend.
(4) Based on a closing price of $17.125 of the Company's Common Stock on December 31, 1999.

LONG TERM INCENTIVE PLAN.

     Other than the Company's Stock Option Plan, in which the Named Executive Officers, other than Mr. Clark Jenkins and Mr. Bruce Beck, do not participate, the Company does not have a long-term incentive plan or a defined benefit plan, the Company has never issued any stock appreciation rights.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The 1999 Compensation Committee of the Board of Directors consisted of G.D. Madden and Donald Bliss. Mr. Bliss served as Chairman of the Compensation Committee. Members of the Compensation Committee are Independent Directors and are not employees, officers, or 10% or greater shareholders of the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", below, for a description of transactions between the Company and members of the Board of Directors or their affiliates.

EMPLOYMENT AGREEMENTS.

     The Company currently does not have any employment contracts, severance or change-in-control agreements with any of its Named Executive Officers.

     Upon Randy Knight's retirement as Chairman, the Company entered into a Consulting Agreement with Randy Knight for $50,000 per year. The Consulting Agreement is terminable at any time by either party. Presently, consulting services are rendered by Randy Knight through a limited liability company controlled by Mr. Knight.

STOCK OPTION PLAN

     The Company adopted in 1994 and currently maintains a stock option plan (the "Plan" or the "Stock Option Plan") to enable directors, executive officers and certain key and critical line employees of the Company, including drivers and other employees, to participate in the ownership of the Company. The Plan was amended and restated during 1998 to authorize the grant of options for an additional 525,000 shares of Common Stock under the Plan for a total of 1,500,000 shares of Common Stock, after giving effect to the Company's 1998 stock dividend. The Plan is designed to attract and retain directors, executive officers, key employees and critical line employees of the Company, and to provide long-term incentives to those persons. In authorizing stock grants under the Plan, the Compensation Committee has sought to align the interests of employees with the Company's shareholders and has sought to make stock grants to those key employees and operating personnel whose performance is important to the Company's success. As of December 31, 1999, the Company had granted options to purchase 981,673 shares of its Common Stock and had reserved 518,327 shares of Common Stock for the issuance of future stock options and grants.

401(k) PLAN.

     The Company also sponsors a 401(k) Plan (the "401(k) Plan"). The 401(k) Plan is a profit sharing plan that permits voluntary employee contributions on a pre-tax basis under section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, a participant may elect to defer a portion of his compensation and have the Company contribute a portion of his compensation to the 401(k) Plan.

The Company makes a discretionary matching contribution. For 1999, the Company's contribution was $625 per participant. The Plan's assets are held and managed by an independent trustee. Under the 401(k) Plan, eligible employees have the right to direct the investment of employee and employer contributions among several mutual funds. The Plan also allows Participants to direct the trustee to purchase shares of the Company's stock on the open market. Senior executives of the Company and certain key employees are not permitted to participate in this aspect of the Plan.

     Amounts contributed by the Company for a participant will vest over five years and will be held in trust until distributed pursuant to the terms of the 401(k) Plan. An employee of the Company is eligible to participate in the 401(k) Plan if he has attained age 19 and completed 1,000 hours of service within a 12 month period. Distributions from participant accounts will not be permitted before age 59-1/2, except in the event of death, disability, certain financial hardships or separation from service.

COMPENSATION COMMITTEE REPORT AND PERFORMANCE GRAPH

     THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION, AND THE PERFORMANCE GRAPH THAT FOLLOW SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING MADE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, NOTWITHSTANDING ANY GENERAL STATEMENT CONTAINED IN ANY SUCH FILING INCORPORATING THIS PROXY STATEMENT BY REFERENCE, EXCEPT TO THE EXTENT THE COMPANY INCORPORATES SUCH REPORT AND GRAPH BY SPECIFIC REFERENCE.

     The Compensation Committee of the Board of Directors has furnished the following Report on Executive Compensation:

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under  the  supervision  of the  Compensation  Committee  of the  Board  of
Directors, the Board of Directors reviews the compensation of the Company's executive officers annually. The compensation program for the Company's executive officers is administered in accordance with a pay-for-performance philosophy to link executive compensation with the values, objectives, business strategy, management incentives, and financial performance of the Company.

     Because the four most senior executive officers of the Company each have substantial holdings of the Company's Common Stock, corporate performance directly affects these executive officers. The Committee believes that stock ownership by the Company's most senior executive officers aligns the interests of management with the interests of shareholders in the enhancing of shareholder value. With the exception of Mr. Clark Jenkins, Chief Financial Officer and Secretary, and Mr. Bruce Beck, Vice President, each of whom, is eligible for stock options and bonus awards, the Company's executive officers are compensated with a base salary only, with no bonus or short or long term incentives. With respect to Mr. Jenkins and other executive officers without substantial holdings of the Company's Common Stock, the objectives of the Company's compensation program are to align, through the grant of stock options, executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. The Company's stock option program is intended to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. The Committee believes that the Stock Option Plan is an effective tool for accomplishing this objective.

     In reviewing base salaries of senior management for 1999 and salary compensation for 1999-2000, including the salary of Mr. Kevin P. Knight, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similarly-sized publicly held truckload motor carriers; (ii) the financial performance of the Company, as well as the role and contribution of the particular executive with respect to such performance; (iii) non-financial performance related to the individual executive's contributions; and (iv) the particular executive's stock holdings.

     The Compensation Committee believes that the annual salaries of the Company's Chief Executive Officer and other executive officers are reasonable compared to similarly situated executives of other truckload motor carriers. However, the salaries of the Companies Named Executive Officers, other than Mr. Beck and Mr. Jenkins have not been adequately adjusted and, consequently, the Committee is recommending an adjustment be made, effective in May 2000, to take into account cost of living increases not previously recognized.

                                          COMPENSATION COMMITTEE
                                          Donald A. Bliss, Chairman
                                          G. D. Madden, Member
                                          February 10, 2000

                             STOCK PERFORMANCE GRAPH

     The graph below compares cumulative total returns of the Company, the NASDAQ Stock Market and the NASDAQ Trucking and Transportation Stocks Indices (the "Peer Group") from December 31, 1995 to December 31, 1999. The graph assumes that $100 of the Company's Common Stock was purchased on December 31, 1995, at a price of $13.75 per share and all dividends were reinvested. The Company has paid no dividends on its Common Stock since its inception and does not expect to do so in the foreseeable future. There is no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company makes no predictions as to the future performance of its stock.


                                   [BAR CHART]

   Index Description         12/31/95   12/31/96   12/31/97   12/31/98  12/31/99
   -----------------         --------   --------   --------   --------  --------

Knight Transportation, Inc.   100.00     138.18     201.81     291.13    186.31

NASDAQ Stock Market           100.00     123.04     150.76     212.44    383.79

NASDAQ Trucking &             100.00     110.39     141.29     127.11    135.75
  Transportation Stocks
  Index (the "Peer Group")

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPANY'S PURCHASE AND LEASE OF PROPERTIES

     The Company's headquarters and principal place of business is located at 5601 West Buckeye Road, Phoenix, Arizona, on approximately 43 acres. The Company owns approximately 35 acres and, as of December 31, 1999, leased approximately 8 acres from Randy Knight, a director and principal shareholder of the Company. The property leased by the Company from Randy Knight includes terminal and operating facilities. Total payments of approximately $84,600 were made by the Company to, or on behalf of, Total Warehousing and Randy Knight for the year ended December 31, 1999. Randy Knight owns a 50 percent interest in Total Warehousing; the balance is owned by an unaffiliated party.

     Under the original lease between the Company and Randy Knight, the base rent was $4,828 per month for the initial three years of the lease. On September 1, 1997, the lease was amended and the Company increased the acreage leased from Randy Knight by approximately 1.4 acres; the base rent was also increased to $5,923 per month, effective as of September 1, 1997. Under the amended lease, base rent for terminal space is calculated at $.00515 per square foot per month and for office space at $.1236 per square foot per month. Under the lease, base rent increases by 3% on the third anniversary of the commencement date, the first day of each option term, and the third anniversary of the commencement date of each option term. In March 1999, the first renewal option was exercised and the monthly payment was increased to $6,100. In addition to base rent, the lease requires the Company to pay its share of all expenses, utilities, taxes and other charges. Under the lease, the Company and Total Warehousing will continue to use portions of the premises jointly. The Company has granted Randy Knight access and utility easements over its owned and leased properties. The purchase and lease agreements between the Company and Randy Knight include cross-indemnities relating to liabilities and expenses arising from the use and occupancy of the property by the parties to the agreements.

     Randy Knight retired as an officer of the Company on July 31, 1999, and since then has acted as a consultant to the Company for which services he receives $50,000.00 per year. The consulting agreement is terminable at the will of either party. The Board of Directors has approved this arrangement.

     The Company paid approximately $90,000 during 1999 for certain of its key employees' life insurance premiums. The total premiums paid are included in other assets in the consolidated balance sheet attached to Form 10-K. The life insurance policies provide for cash distributions to the beneficiaries of the policyholders upon death of the key employee. The Company is entitled to receive the total premiums paid out on the policies at distribution prior to any beneficiary distributions.

     The Company and Total Warehousing have periodically jointly purchased insurance and other products and services and have shared other costs relating to the operation of their businesses. Costs have been allocated consistently with their respective use of the product or service. In addition, the Company and Total Warehousing from time to time provide services to each other. Total Warehousing provided general warehousing services to the Company and was paid $9,400 by the Company for the year ended December 31, 1999.

KNGT INVESTMENT

         The Company periodically examines investment opportunities in areas related to the truckload carrier business. The Company's investment strategy is to add to shareholder value by investing in industry related businesses that will assist the Company in strengthening its overall position in the transportation industry, minimize the Company's exposure to start-up risk and provide the Company with an opportunity to realize a substantial return on its investment. In April 1999, the Company acquired a 17% interest in KNGT Logistics, Inc. ("KNGT"), with the intent of investing in the non-asset transportation business. The Company's investment in KNGT was approved by a majority of the Company's Independent Directors. The Company holds non-voting Class A Preferred Stock which is preferred in the event of liquidation, dissolution sale or merger and with respect to dividends over all other classes of stock, including stock held by other members of the Knight family. The Company has preferential rights in the event KNGT issues additional shares and limited voting rights with respect to merger, consolidation, sale of substantially all of KNGT's assets, and certain other major corporate events. The Company, through a limited liability company, has agreed to lend up to a maximum of $935,000 to KNGT pursuant to a promissory note to fund start-up costs. The note is convertible into KNGT's Class A Preferred Stock and is secured by a lien on KNGT's assets. Other investors in KNGT include Randy, Kevin, Gary and Keith Knight, who collectively own 43% of KNGT's issued and outstanding stock and through the same limited liability company affiliate may lend up to a maximum of $4,565,000 to KNGT pursuant to a promissory note convertible into KNGT's Class B Preferred Stock to fund KNGT's start-up costs. The loans to KNGT made by the Company and the Knights are on a parity basis with regard to security. The Company's investment has been structured to limit its exposure to KNGT start-up losses and business risk.

TRANSACTIONS WITH AFFILIATES

     The Company has adopted a policy that transactions with affiliated persons or entities will be on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties on an arm's length basis, and that any such transaction must be reviewed by the Company's Independent Directors.

CERTAIN BUSINESS RELATIONSHIPS

     During 1999, the Company retained the Scudder Law Firm, P.C. to perform certain legal services on its behalf. Mr. Mark Scudder, a member of the Company's Board of Directors, is a member of the Scudder Law Firm and performed legal services on behalf of the Company. The Company intends to use the services of the Scudder Law Firm during 2000.

                           (Intentionally Left Blank)

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of March 27, 2000, the number and percentage of outstanding shares of Company Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each Director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group.

     Name and Address of                    Amount and Nature of      Percent of
     Beneficial Owner(1)                    Beneficial Ownership         Class
     -------------------                    --------------------         -----

Donald A. Bliss(2)                                   5,929                  *

Clark A. Jenkins(3)                                 54,164                  *

Gary J. Knight(4)                                2,078,512              14.20%

Keith T. Knight(5)                               2,037,012              13.91%

Kevin P. Knight(6)                               2,029,512              13.86%

L. Randy Knight(7)                               2,002,887              13.68%

G.D. Madden(8)                                       4,429                  *

Mark Scudder(9)                                      3,400                  *

William Blair & Company, L.L.C.(10)                978,275               6.68%

Wasatch Advisors, Inc.(11)                       1,080,670               7.38%

Perkins, Wolf, McDonnell & Company(12)             885,800               6.05%

All directors and executive officers
as a group (eight persons)                       8,215,845              56.12%

----------
(1) The address of each officer and director is 5601 West Buckeye Road, Phoenix, Arizona 85043. The address of William Blair & Company, L.L.C. ("William Blair") is 222 West Adams Street, Chicago, Illinois 60606. All information provided with respect to William Blair is based solely upon the Company's review of a Schedule 13G filed by William Blair with the Securities and Exchange Commission on February 28, 2000. The address of Wasatch Advisors, Inc. ("Wasatch") is 150 Social Hall Avenue, Salt Lake City, Utah 84111. All information provided with respect to Wasatch is based solely upon the Company's review of a Schedule 13G, filed by Wasatch with the Securities and Exchange Commission on February 14, 2000. The address of Perkins, Wolf, McDonnell & Company ("Perkins") is 53 West Jackson Blvd., Suite 722, Chicago, Illinois 60604. All information provided with respect to Perkins is based solely upon the Company's review of a Schedule 13G filed by Perkins with the Securities and Exchange Commission on February 14, 2000.

(2) Includes 5,929 shares beneficially owned by Donald A. Bliss over which he exercises sole voting and investment powers under a Revocable Trust Agreement.

(3) Includes 1,036 shares of Common Stock and 53,128 subject to options currently exercisable or exercisable within 60 days. Mr. Jenkins also holds options to acquire an additional 12,000 shares that are not exercisable within the next 60 days, and which are not included within the amount shown in this Security Ownership of Certain Beneficial Owners and Management Table.

(4) Includes 2,076,262 shares beneficially owned by Gary J. Knight over which he exercises sole voting and investment power as a Trustee under a Revocable Trust Agreement dated May 19, 1993, and 2,250 shares owned by three minor children who share the same household.

(5) Includes 2,034,762 shares beneficially owned by Keith T. Knight over which he and his wife, Fawna Knight, exercise sole voting and investment power as Trustees under a Revocable Trust Agreement dated March 13, 1995, and 2,250 shares owned by three minor children who share the same household.

(6) Includes 1,996,312 shares beneficially owned by Kevin P. Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power as Trustees under a Revocable Trust Agreement dated March 25, 1994, 30,000 shares held by Kevin P. and Sydney B. Knight Family Foundation over which Kevin P. Knight and his wife, Sydney Knight, as officers of the Foundation, exercise sole voting and investment power on behalf of the Foundation; and 3,200 shares owned by four minor children, who share the same household.

(7) Includes 1,549,787 shares beneficially owned by L. Randy Knight over which he exercises sole voting and investment power as a Trustee under a Revocable Trust Agreement dated April 1, 1993; 450,000 shares held by a limited liability company for which Mr. Knight acts as manager and whose members include Mr. Knight and trusts for the benefit of his four children; and 3,100 shares owned by a child who shares the same household and over which Mr. Knight exercises voting power.

(8) Includes 3,750 shares that G.D. Madden has the right to acquire through the exercise of a stock option.

(9) Includes 2,500 shares that Mark Scudder has the right to acquire through the exercise of a stock option.

(10) William Blair & Company, L.L.C. has sole voting power over 299,955 shares and sole dispositive power over 978,275 shares. It has shared voting power and shared dispositive power over no shares. William Blair & Company Investment Management Services, a department of William Blair & Company L.L.C., serves as an investment advisor. William Blair & Company, L.L.C. is the owner of record and discloses beneficial ownership of 978,275 shares. The foregoing is based solely on information provided by Form 13G, filed by William Blair & Company, L.L.C. with the Securities and Exchange Commission on February 28, 2000.

(11) Wasatch Advisors, Inc. has sole voting power over 1,080,670 shares and sole dispositive power over 1,080,670 shares. It has shared voting power and shared dispositive power over no shares. Wasatch Advisors, Inc. is the owner of record and discloses beneficial ownership of such shares. The foregoing is based solely on information provided by Form 13G, filed by Wasatch Advisors, Inc. with the Securities and Exchange Commission on February 14, 2000.

(12) Perkins, Wolf, McDonnell & Company has sole voting power and full dispositive power over no shares. It has shared voting power and shared dispositive power over 885,800 shares. Perkins, Wolf, McDonnell & Company is the owner of record and discloses beneficial ownership of such shares. The foregoing is based solely on information provided by Form 13G, filed by Perkins, Wolf, McDonnell & Company with the Securities and Exchange Commission on February 14, 2000.

*    Represents less than 1% of the Company's outstanding Common Stock.

                              PROPOSAL NUMBER THREE

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
               RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP

     Arthur Andersen LLP, independent public accountants ("Arthur Andersen") was the principal accounting firm used by the Company during the fiscal year ended December 31, 1999. Arthur Andersen has served as the Company's independent public accountant since 1994. The Board of Directors has appointed Arthur Andersen as the principal independent accounting firm to be used by the Company during the current fiscal year. A representative of Arthur Andersen is expected to be present at the Annual Meeting with an opportunity to make a statement if such representative desires to do so, and is expected to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN.

                              SHAREHOLDER PROPOSALS

     The Board of Directors will consider proposals from shareholders for nominations of directors to be elected at the 2001 Annual Meeting of shareholders that are made in writing to the Secretary of the Company, are received at least ninety (90) days prior to the 2001 Annual Meeting, and contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications, as more fully provided in the Company's Articles of Incorporation and Bylaws.

     Proposals of shareholders as to other matters intended to be presented at the 2001 Annual Meeting must be received by the Company by December 6, 2000, to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such Meeting. Proposals should be mailed via certified mail, return receipt requested, and addressed to Clark A. Jenkins, Secretary, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                          KNIGHT TRANSPORTATION, INC.
                                          By:  Kevin P. Knight
                                          Chairman of the Board and
                                          Chief Executive Officer

                                   APPENDIX A

                           PROPOSED AMENDMENTS TO THE
            ARTICLES OF INCORPORATION OF KNIGHT TRANSPORTATION, INC.

     The Board of Directors of Knight Transportation, Inc. (the "Company") has approved the following First Amendment to Company's Amended and Restated Articles of Incorporation, as filed with the Arizona Corporation Commission on August 31, 1994, for submission to shareholders of the Company for their consideration and action:

     1. Article VII of the Articles of Incorporation of the Corporation is amended by the addition of the following paragraphs:

          (D) Notwithstanding anything contained in Article VII, paragraphs (A),
(B), or (C) of these Articles of Incorporation, commencing with the May 2000 annual meeting of shareholders, the Corporation's directors shall be divided into two classes (Class I and Class II), with the number of directors in each class to be as nearly equal as reasonably possible. The initial terms of office for the Class I and Class II directors elected at the May 2000 annual meeting of the shareholders shall be as follows:

               (1) Class I directors shall be elected to serve, for a term commencing with their election at the May 2000 annual meeting of shareholders and expiring on the conclusion of the 2001 annual meeting of shareholders; and

               (2) Class II directors shall be elected to serve for a term commencing with their election at the May 2000 annual meeting of shareholders and expiring on the conclusion of the 2002 annual meeting of shareholders.

               Commencing with the 2001 annual meeting of shareholders and continuing at each annual meeting of shareholders thereafter, a director elected in a class to succeed a director in that class whose term has expired shall be elected to serve until the conclusion of the second succeeding Annual Meeting of shareholders from the date of such director's election or until such director's successor shall has been duly elected and qualified. The system of cumulative voting shall be applied to the election of directors within each class of directors.

          (E) Notwithstanding anything contained in Paragraphs (A), (C) or (D) of Article VII of these Articles of Incorporation, but subject to the provisions of Paragraph (F), if the number of the Corporation's directors equals nine (9) or more, the Corporation's Board of Directors shall be divided into three classes of directors (Class I, Class II and Class III) at the next annual meeting of Shareholders at which any director stands for election, and all of the directors of the Corporation shall stand for election at such meeting, notwithstanding the fact that a director's term may not have expired. There shall not be less than three directors in each class, and the number of directors in each class to be as nearly equal as reasonably possible. The initial terms of office for the Class I, Class II and Class III directors elected at the first annual meeting of shareholders in which there are three classes of directors shall be as follows:

               (1) Class I directors shall be elected to serve, for a one (1) year term commencing with their election at the annual meeting of shareholders and expiring on the conclusion of the next succeeding annual meeting of Shareholders;

               (2) Class II directors shall be elected to serve for a two (2) year term commencing with their election at the annual meeting of shareholders and expiring on the conclusion of the second succeeding annual meeting of shareholders; and

               (3) Class III directors shall be elected to serve for a three (3) term commencing with their election at the annual meeting of shareholders and expiring on the conclusion of the second succeeding annual meeting of shareholders

Beginning with the first annual meeting of shareholders following the first election of Class I, Class II and Class III directors under this Paragraph (E), and continuing at each annual meeting of shareholders thereafter, each director elected in a class shall be elected to serve for a term ending with the conclusion of the third succeeding annual meeting of shareholders after the date of such director's election.

          (F) The system of cumulative voting shall be applied to the election of directors within each class of directors. The Board of Directors shall designate the class to which each director is assigned.

          (G) Newly created directorships resulting from any increase in the number of authorized directors, vacancies arising from a director's resignation or removal, or directorships eliminated as a result of a decrease in the number of authorized directors shall be apportioned by the Board of Directors among the Class I and Class II directors (and Class III directors, at such time as the Corporation's directors consist of nine (9) or more members) as nearly equally as reasonably possible; provided, however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director.

     2. The First Amendment to the Amended and Restated Articles of Incorporation of the Corporation, as filed with the Arizona Corporation Commission on August 31, 1994, shall become effective upon filing of such First Amendment with the Arizona Corporation Commission; provided that terms of each class of directors shall run from the dates stated in such First Amendment.

                          KNIGHT TRANSPORTATION, INC.
                             5601 WEST BUCKEYE ROAD
                             PHOENIX, ARIZONA 85043



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 10, 2000, 10:00 A.M., Phoenix time

By executing this proxy the shareholder constitutes and appoints the Chairman and Chief Executive Officer, Kevin P. Knight, and the Secretary and the Executive Vice President-Finance, Clark A. Jenkins, and each of them, as proxies for the undersigned, (or if only one proxy is present, that one shall have all power granted here) with full power of substitution, who may by a majority of such proxies represent the shareholder and vote all shares of Common Stock which the shareholder is entitled to vote at the Annual Meeting of the Shareholders of Knight Transportation, Inc. to be held on May 10, 2000, at 10:00 a.m., Phoenix Time, The Wigwam Resort Hotel, 300 East Wigwam Boulevard, Arizona 85340, or at any adjournment thereof, on all matters set forth in the Notice and Proxy Statement for Annual Meeting dated May 10, 2000.

1. PROPOSAL NO. 1: Proposal to Amend the Company's Articles of Incorporation to classify the Board of Directors of the Company.

     [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN

2.   PROPOSAL No. 2: Proposal to Elect Directors.

                                    NOMINEES

      01-Clark Jenkins*, 02-L. Randy Knight*, 03-Keith Knight*, 04-Mark Scudder*, 05-Donald A. Bliss**, 06-Gary Knight**, 07-Kevin Knight**, 08-G.D. Madden**, 09-Donald A. Bliss***, 10-Clark A. Jenkins***, 11-Kevin Knight***, 12-G.D. Madden***, 13-Mark Scudder***, 14-L. Randy Knight***, 15-Keith Knight***, 16-Gary Knight***

KEY TO ABBREVIATIONS:

*   - To elect for one-year term if Proposal Number One is approved.
**  - To elect for two-year term if Proposal Number one is approved.
*** - To elect for one-year term if Proposal Number One is not approved.

            [ ]  VOTE for all Nominees listed above.
            [ ] WITHHOLD authorization to vote for all Nominees listed above.
            [ ] WITHHOLD authorization to vote for any individual Nominee, write number of Nominee(s) below:

3. PROPOSAL NO. 3: Proposal to ratify and approve the selection of Arthur Andersen LLP, as the Company's independent accountant for 2000.

            [ ]  FOR APPROVAL of Arthur Andersen LLP.
            [ ]  AGAINST APPROVAL of Arthur Andersen LLP.
            [ ]  ABSTAIN

In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournments thereof.

Signature(s)                                           Date
             ---------------------------------------        --------------------

NOTE: Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shareholder acknowledges receipt of the Notice and Proxy Statement dated April 6, 2000, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the shareholder would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT TRANSPORTATION, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER ONE, FOR THE ELECTION OF NOMINEES NAMED IN PROPOSAL NUMBER TWO, AND FOR PROPOSAL NUMBER THREE.

Please mark, sign, date and return the Proxy Card promptly, using the enclosed envelope, which requires no postage when mailed in the United States.

Please sign above exactly as your name appears. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full the corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.